Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Borrower:	International Medication Systems, Limited 11570 6th Street Rancho Cucamonga, CA 91730	Lender:	East West Bank Loan Servicing Department 9300 Flair Drive, 6th Floor El Monte, CA 91731

Principal Amount: $5,000,000.00	Date of Agreement: May 11, 2017

DESCRIPTION OF EXISTING INDEBTEDNESS.    The Promissory Note dated March 7, 2016 for Loan Number 30011306 in the original Principal Amount of $5,000,000.00, along with any and all subsequent Change in Terms Agreements (collectively referred to as “Note”).

DESCRIPTION OF COLLATERAL.  Borrower acknowledges the Note is secured by the following collateral described in the security instrument listed herein:

(A)	Equipment described in a Commercial Security Agreement dated March 7, 2016.

(B)

All Financial Contracts and all proceeds thereof, including all accounts, general intangibles and investment property payable to or receivable by Grantor under any Financial Contract described in a Commercial Security Agreement dated May 11, 2017.

DESCRIPTION OF CHANGE IN TERMS.

The maturity date of the Note is hereby amended from September 7, 2021 to June 1, 2021.

The section entitled “PAYMENT” is hereby amended and restated as follows:

PAYMENT. Borrower will pay this loan as set forth in the attached Exhibit "A".  Borrower's first principal payment is due June 1, 2017, and all subsequent principal payments are due on the same day of each month after that.  In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning June 1, 2017 with all subsequent interest payments to be due on the same day of each month after that.  Borrower's final payment due June 1, 2021, will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs.  Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

The section entitled “PAYMENT DUE DATE” is hereby added as follows:

PAYMENT DUE DATE. If any payment required to be made by the Borrower hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

The section entitled “BUSINESS DAY” is hereby added as follows:

BUSINESS DAY. Any day other than a Saturday or a Sunday or any day on which commercial banks in Los Angeles, California, are authorized or required to close.

CONTINUING VALIDITY.  Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.  Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms.  Nothing in this Agreement will constitute a satisfaction of the obligation(s).  It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing.  Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement.  If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it.  This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

ADDENDUM TO CHANGE IN TERMS- INTEREST RATE SWAP.  An exhibit, titled "ADDENDUM TO CHANGE IN TERMS- INTEREST RATE SWAP," is attached to this Agreement and by this reference is made a part of this Agreement just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Agreement.

EXHIBIT "A".  An exhibit, titled "EXHIBIT "A"," is attached to this Agreement and by this reference is made a part of this Agreement just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Agreement.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT.  BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

INTERNATIONAL MEDICATION SYSTEMS, LIMITED

By:	/s/JACK ZHANG	By:	/s/WILLIAM J. PETERS
Jack Y. Zhang, CEO of Amphastar Pharmaceuticals, Inc.		William J. Peters, Chief Financial Officer of Amphastar Pharmaceuticals, Inc.

ADDENDUM TO CHANGE IN TERMS- INTEREST RATE SWAP

Borrower:	International Medication Systems, Limited 11570 6th Street Rancho Cucamonga, CA 91730	Lender:	East West Bank Loan Servicing Department 9300 Flair Drive, 6th Floor El Monte, CA 91731

This ADDENDUM TO CHANGE IN TERMS- INTEREST RATE SWAP is attached to and by this reference is made a part of the Change In Terms Agreement, dated May 11, 2017, and executed in connection with a loan or other financial accommodations between EAST WEST BANK and International Medication Systems, Limited.

Loan #30011306

The following sentence is hereby added to the paragraph headed "PREPAYMENT; MINIMUM INTEREST CHARGE":

"Notwithstanding the provisions of this paragraph, Borrower must consult with Lender prior to making any prepayments when a Financial Contract has been executed between Borrower and Lender in connection with this Note.  Borrower acknowledges that partial prepayments of the Note will require the Financial Contract to be amended, and full prepayment will terminate the Financial Contract. Full and partial prepayments will trigger an early termination valuation under the Financial Contract. Thus, an early termination fee may occur under the Financial Contract upon partial and full prepayment of the Note.”

Notwithstanding the provisions of this paragraph, Borrower shall remain obligated to pay any fee due and owing under the Financial Contract, including but not limited to any fee owed upon early termination of the Financial Contract.

The subparagraph headed "Other Defaults," in the paragraph headed "DEFAULT," is hereby amended to read as follows:

"Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement including but not limited to any Financial Contract between Lender and Borrower."

The subparagraph headed "Cure Provisions," in the paragraph headed "DEFAULT," is hereby amended to read as follows:

"Cure Provisions.  If any default, other than a default in payment or in a Financial Contract, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical."

The following sentence is hereby added to the paragraph headed "COLLATERAL”:

Borrower’s obligations under the Financial Contract shall be secured by the Commercial Security Agreement described in this section.

The following DEFINITION is hereby added to the Note:

"Financial Contract.  The words "Financial Contract" mean (1) an agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap, bond option, interest rate option, foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing); or (2) any combination of the foregoing.

Financial Contract Interest Rate.  If Borrower enters into a Financial Contract, the applicable interest rate on the Note as of the effective date of the Financial Contract shall be as follows:

VARIABLE INTEREST RATE for Financial Contract Interest Rate.  The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the daily Wall Street Journal Prime Rate, as quoted in the "Money Rates" column of The Wall Street Journal (Western Edition) all as determined by Lender (the "Index").  The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower.  Lender will tell Borrower the current Index rate upon Borrower's request.  The interest rate change will not occur more often than each day.  Borrower understands that Lender may make loans based on other rates as well.  The Index currently is 4.000% per annum.  Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate equal to the Index, resulting in an initial rate of 4.000%.  NOTICE:  Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.  Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following:  (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

Financial Contract Interest After Default.  If Borrower enters into a Financial Contract, the applicable interest rate upon default will be calculated as provided for in the section entitled "INTEREST AFTER DEFAULT" of the Note.

Financial Contract as a Separate and Distinct Obligation. Notwithstanding any contrary provisions of the Loan Documents, and without impairing Lender’s right under the Loan Documents, the amounts payable by Borrower under the Financial Contracts shall be, and at all times shall remain, separate and independent debts owed by Borrower in accordance with the terms of the Financial Contract.

THIS ADDENDUM TO CHANGE IN TERMS- INTEREST RATE SWAP IS EXECUTED ON MAY 11, 2017.

Loan No. 30011306

BORROWER:

INTERNATIONAL MEDICATION SYSTEMS, LIMITED

By: ________/s/ JACK Y. ZHANG ____________________

Jack Y. Zhang, CEO of International Medication Systems, Limited

By: _________/s/ WILLIAM J. PETERS ________________

William J. Peters, Chief Financial Officer of International Medication Systems, Limited

LaserPro, Ver. 17.1.10.015  Copr. D+H USA Corporation 1997, 2017.   All Rights Reserved.   - CA  E:\PROD\LOANDOC\CFI\LPL\D20C.FC  TR-24404  PR-7 (M)

Loan No. 30011306

EXHIBIT "A"

Borrower:	International Medication Systems, Limited 11570 6th Street Rancho Cucamonga, CA 91730	Lender:	East West Bank Loan Servicing Department 9300 Flair Drive, 6th Floor El Monte, CA 91731

This EXHIBIT "A" is attached to and by this reference is made a part of the Change In Terms Agreement, dated May 11, 2017, and executed in connection with a loan or other financial accommodations between EAST WEST BANK and International Medication Systems, Limited.

Loan #30011306

Principal Payment  Payment Date

1	$ 102,041.00	1-Jun-17
2	$ 102,041.00	3-Jul-17
3	$ 102,041.00	1-Aug-17
4	$ 102,041.00	1-Sep-17
5	$ 102,041.00	2-Oct-17
6	$ 102,041.00	1-Nov-17
7	$ 102,041.00	1-Dec-17
8	$ 102,041.00	2-Jan-18
9	$ 102,041.00	1-Feb-18
10	$ 102,041.00	1-Mar-18
11	$ 102,041.00	2-Apr-18
12	$ 102,041.00	1-May-18
13	$ 102,041.00	1-Jun-18
14	$ 102,041.00	2-Jul-18
15	$ 102,041.00	1-Aug-18
16	$ 102,041.00	4-Sep-18
17	$ 102,041.00	1-Oct-18
18	$ 102,041.00	1-Nov-18
19	$ 102,041.00	3-Dec-18
20	$ 102,041.00	2-Jan-19
21	$ 102,041.00	1-Feb-19
22	$ 102,041.00	1-Mar-19
23	$ 102,041.00	1-Apr-19
24	$ 102,041.00	1-May-19
25	$ 102,041.00	3-Jun-19
26	$ 102,041.00	1-Jul-19
27	$ 102,041.00	1-Aug-19
28	$ 102,041.00	3-Sep-19
29	$ 102,041.00	1-Oct-19
30	$ 102,041.00	1-Nov-19
31	$ 102,041.00	2-Dec-19
32	$ 102,041.00	2-Jan-20
33	$ 102,041.00	3-Feb-20
34	$ 102,041.00	2-Mar-20
35	$ 102,041.00	1-Apr-20
36	$ 102,041.00	1-May-20
37	$ 102,041.00	1-Jun-20
38	$ 102,041.00	1-Jul-20
39	$ 102,041.00	3-Aug-20
40	$ 102,041.00	1-Sep-20
41	$ 102,041.00	1-Oct-20
42	$ 102,041.00	2-Nov-20
43	$ 102,041.00	1-Dec-20
44	$ 102,041.00	4-Jan-21
45	$ 102,041.00	1-Feb-21
46	$ 102,041.00	1-Mar-21
47	$ 102,041.00	1-Apr-21
48	$ 102,041.00	3-May-21
49	$ 102,032.00	1-Jun-21.

THIS EXHIBIT "A" IS EXECUTED ON MAY 11, 2017.

BORROWER:

INTERNATIONAL MEDICATION SYSTEMS, LIMITED

By: ________/s/ JACK Y. ZHANG_____________________

Jack Y. Zhang, CEO of International Medication Systems, Limited

By: ________/s/ WILLIAM J. PETERS _________________

William J. Peters, Chief Financial Officer of International Medication Systems, Limited

LaserPro, Ver. 17.1.10.015  Copr. D+H USA Corporation 1997, 2017.   All Rights Reserved.   - CA  E:\PROD\LOANDOC\CFI\LPL\D20C.FC  TR-24404  PR-7 (M)

COMMERCIAL SECURITY AGREEMENT

Grantor:	International Medication Systems, Limited 11570 6th Street Rancho Cucamonga, CA 91730	Lender:	East West Bank Loan Servicing Department 9300 Flair Drive, 6th Floor El Monte, CA 91731

THIS COMMERCIAL SECURITY AGREEMENT dated May 11, 2017, is made and executed between International Medication Systems, Limited ("Grantor") and East West Bank ("Lender").

GRANT OF SECURITY INTEREST.  For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION.  The word "Collateral" as used in this Agreement means the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under the Note and this Agreement:

All Financial Contracts and all proceeds thereof, including all accounts, general intangibles and investment property payable to or receivable by Grantor under any Financial Contract

In addition, the word "Collateral" also includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

(A)  All accessions, attachments, accessories, replacements of and additions to any of the collateral described herein, whether added now or later.

(B)  All products and produce of any of the property described in this Collateral section.

(C)  All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, consignment or other disposition of any of the property described in this Collateral section.

(D)  All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section, and sums due from a third party who has damaged or destroyed the Collateral or from that party's insurer, whether due to judgment, settlement or other process.

(E)  All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

GRANTOR'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL.  With respect to the Collateral, Grantor represents and promises to Lender that:

Perfection of Security Interest.  Grantor agrees to take whatever actions are requested by Lender to perfect and continue Lender's security interest in the Collateral.  Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender.

Notices to Lender.  Grantor will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any  (1)  change in Grantor's name;  (2)  change in Grantor's assumed business name(s);  (3)  change in the management of the Corporation Grantor;  (4)  change in the authorized signer(s);  (5)  change in Grantor's principal office address;  (6)  change in Grantor's state of organization;  (7)  conversion of Grantor to a new or different type of business entity; or  (8)  change in any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and Lender.  No change in Grantor's name or state of organization will take effect until after Lender has received notice.

No Violation.  The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

Enforceability of Collateral.  To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral.  There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Lender in writing.

Location of the Collateral.  Except in the ordinary course of Grantor's business, Grantor agrees to keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral) at Grantor's address shown above or at such other locations as are acceptable to Lender.  Upon Lender's request, Grantor will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following:  (1)  all real property Grantor owns or is purchasing;  (2)   all real property Grantor is renting or leasing;  (3)  all storage facilities Grantor owns, rents, leases, or uses; and  (4)  all other properties where Collateral is or may be located.

Removal of the Collateral.  Except in the ordinary course of Grantor's business,  Grantor shall not remove the Collateral from its existing location without Lender's prior written consent.  Grantor shall, whenever requested, advise Lender of the exact location of the Collateral.

Transactions Involving Collateral.  Except for inventory sold or accounts collected in the ordinary course of Grantor's business, or as otherwise provided for in this Agreement, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral.  Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender.  This includes security interests even if junior in right to the security interests granted under this Agreement.  Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition.  Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

Title.  Grantor represents and warrants to Lender that Grantor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement.  No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented.  Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

Repairs and Maintenance.  Grantor agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect.  Grantor further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.

Inspection of Collateral.  Lender and Lender's designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral wherever located.

Taxes, Assessments and Liens.  Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents.  Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion.  If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral.  In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral.  Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.  Grantor further agrees to furnish Lender with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner.  Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized.

Compliance with Governmental Requirements.  Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral, including all laws or regulations relating to the undue erosion of highly-erodible land or relating to the conversion of wetlands for the production of an agricultural product or commodity.  Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.

Hazardous Substances.  Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used in violation of any Environmental Laws or for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any Hazardous Substance.  The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for Hazardous Substances.  Grantor hereby  (1)  releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any Environmental Laws, and  (2)  agrees to indemnify, defend, and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement.  This obligation to indemnify and defend shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

Maintenance of Casualty Insurance.  Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender.  Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days' prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such a notice.  Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person.  In connection with all policies covering assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require.  If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if Lender so chooses "single interest insurance," which will cover only Lender's interest in the Collateral.

Application of Insurance Proceeds.  Grantor shall promptly notify Lender of any loss or damage to the Collateral if the estimated cost of repair or replacement exceeds $10,000.00, whether or not such casualty or loss is covered by insurance.  Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty.  All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral.  If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure,  pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration.  If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor.  Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

Insurance Reserves.  Lender may require Grantor to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid.  If fifteen (15) days before payment is due, the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender.  The reserve funds shall be held by Lender as a general deposit and shall constitute a non-interest-bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due.  Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of the insurance premiums required to be paid by Grantor.  The responsibility for the payment of premiums shall remain Grantor's sole responsibility.

Insurance Reports.  Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following:  (1)  the name of the insurer;  (2)  the risks insured;  (3)  the amount of the policy;  (4)

the property insured;  (5)  the then current value on the basis of which insurance has been obtained and the manner of determining that value; and  (6)  the expiration date of the policy.  In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

Financing Statements.  Grantor authorizes Lender to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect Lender's security interest.  At Lender's request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender's security interest in the Property.  Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs.  Grantor irrevocably appoints Lender to execute documents necessary to transfer title if there is a default.  Lender may file a copy of this Agreement as a financing statement.

GRANTOR'S RIGHT TO POSSESSION.  Until default, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral.  If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care.  Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

LENDER'S EXPENDITURES.  If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor.  All such expenses will become a part of the Indebtedness and, at Lender's option, will  (A)  be payable on demand;  (B)  be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either  (1)  the term of any applicable insurance policy; or  (2)  the remaining term of the Note; or  (C)  be treated as a balloon payment which will be due and payable at the Note's maturity.  The Agreement also will secure payment of these amounts.  Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

DEFAULT.  Each of the following shall constitute an Event of Default under this Agreement:

Payment Default.  Grantor fails to make any payment when due under the Indebtedness.

Other Defaults.  Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor.

Default in Favor of Third Parties.  Any guarantor or Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of any guarantor's or Grantor's property or ability to perform their respective obligations under this Agreement or any of the Related Documents.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Grantor or on Grantor's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization.  This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Insolvency.  The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against any collateral securing the Indebtedness.  This includes a garnishment of any of Grantor's accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor.  Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or Guarantor dies or becomes incompetent or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Adverse Change.  A material adverse change occurs in Grantor's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Cure Provisions.  If any default, other than a default in payment, is curable and if Grantor has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured if Grantor, after Lender sends written notice to Grantor demanding cure of such default:  (1)  cures the default within fifteen (15) days; or  (2)  if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT.  If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the California Uniform Commercial Code.  In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness.  Lender may declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay,

immediately due and payable, without notice of any kind to Grantor.

Assemble Collateral.  Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral.  Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender.  Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral.  If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

Sell the Collateral.  Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that of Grantor.  Lender may sell the Collateral at public auction or private sale.  Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made.  However, no notice need be provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale.  The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition.  All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

Appoint Receiver.  Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness.  The receiver may serve without bond if permitted by law.  Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount.  Employment by Lender shall not disqualify a person from serving as a receiver.

Collect Revenues, Apply Accounts.  Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral.  Lender may at any time in Lender's discretion transfer any Collateral into Lender's own name or that of Lender's nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine.  Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due.  For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral.  To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

Obtain Deficiency.  If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement.  Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

Other Rights and Remedies.  Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time.  In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

Election of Remedies.  Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

CHOICE OF VENUE. If there is a lawsuit, the undersigned, and if more than one, each of the undersigned, agree upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County, State of California.

JUDICIAL REFERENCE. If the waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties or, if they cannot agree, then any party may seek to have a private judge  appointed in accordance with California Code of Civil Procedure §§ 638 and 640 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts). The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

The parties agree that time is of the essence in conducting the referenced proceedings.  The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of the dispute or controversy in accordance with the terms hereof.  The costs shall be borne equally by the parties.

CROSS-COLLATERALIZATION. In addition to the Note, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, including any Financial Contract whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable".

FINANCIAL CONTRACT. The words "Financial Contract" mean (1) an agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap, bond option, interest rate option, foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing); or (2) any combination of the foregoing.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor's accounts with Lender (whether checking, savings, or some other account), and any payments or termination amounts associated with Financial Contracts between Grantor and Lender.  This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are a part of this Agreement:

Amendments.  This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees; Expenses.  Grantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement.  Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement.  Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.  Grantor also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law.  This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions.  This Agreement has been accepted by Lender in the State of California.

Preference Payments.  Any monies Lender pays because of an asserted preference claim in Grantor's bankruptcy will become a part of the Indebtedness and, at Lender's option, shall be payable by Grantor as provided in this Agreement.

No Waiver by Lender.  Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement.  No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions.  Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices.  Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement.  Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address.  For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address.  Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

Power of Attorney.  Grantor hereby appoints Lender as Grantor's irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties.  Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement.  Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral.

Waiver of Co-Obligor's Rights.  If more than one person is obligated for the Indebtedness, Grantor irrevocably waives, disclaims and relinquishes all claims against such other person which Grantor has or would otherwise have by virtue of payment of the Indebtedness or any part thereof, specifically including but not limited to all rights of indemnity, contribution or exoneration.

Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Agreement.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns.  Subject to any limitations stated in this Agreement on transfer of Grantor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.  If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

Survival of Representations and Warranties.  All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor's Indebtedness shall be paid in full.

Time is of the Essence.  Time is of the essence in the performance of this Agreement.

Waive Jury.  To the extent permitted by applicable law, all parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

Oral Agreements Not Effective. This Note or Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof and shall remain in full force and effect in accordance with its terms and conditions.  Moreover, any subsequent oral statements, negotiations, agreements or understandings of the parties shall not be effective against Lender unless (i) expressly stated in writing, (ii) duly approved and authorized by an appropriate decision making committee of Lender on such terms and conditions as such committee shall deem necessary or appropriate in the committee’s sole and absolute opinion and judgment and (iii) executed by an authorized officer of Lender.  Borrower shall not rely or act on any oral statements, negotiations, agreements or understandings between the parties at anytime whatsoever, including before or during any Lender approval process stated above.  Borrower acknowledges and agrees that Borrower shall be responsible for its own actions, including any detrimental reliance on any oral statements, negotiations, agreements or understandings between the parties and that Lender shall not be liable for any possible claims, counterclaims, demands, actions, causes of action, damages, costs, expenses and liability whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, at law or in equity, originating in whole or in part in connection with any oral statements, negotiations, agreements or understandings between the parties which the Borrower may now or hereafter claim against the Lender.  Neither this Note or Agreement nor any other Related Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this section.  Lender may from time to time, (a) enter into with Borrower written amendments, supplements or modifications hereto and to the Related Documents or (b) waive, on such terms and conditions as Lender may specify in such instrument, any of the requirements of this Note or Agreement or the Related Documents or any Event Default and its consequences, if, but only if, such amendment, supplement, modification or waiver is (i) expressly stated in writing, (ii) duly approved and authorized by an appropriate decision making committee of Lender on such terms and conditions as such committee shall deem necessary or appropriate in the committee’s sole and absolute opinion and judgment and (iii) executed by an authorized officer of Lender.  Then such amendment, supplement, modification or waiver shall be effective only in the specific instance and specific purpose for which given.

DEFINITIONS.  The following capitalized words and terms shall have the following meanings when used in this Agreement.  Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.  Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Agreement.  The word "Agreement" means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

Borrower.  The word "Borrower" means International Medication Systems, Limited and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral.  The word "Collateral" means all of Grantor's right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Default.  The word "Default" means the Default set forth in this Agreement in the section titled "Default".

Environmental Laws.  The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default.  The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Grantor.  The word "Grantor" means International Medication Systems, Limited.

Guarantor.  The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Indebtedness.

Guaranty.  The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances.  The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled.  The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws.  The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness.  The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents.

Lender.  The word "Lender" means East West Bank, its successors and assigns.

Note.  The word "Note" means the Promissory Note dated March 7, 2016 and Change in Terms Agreement dated May 11, 2017, in the principal amount of $5,000,000.00, including without limitation all of Borrower’s previous Promissory Notes related to this Loan, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for the Promissory Note or Agreement.

Property.  The word "Property" means all of Grantor's right, title and interest in and to all the Property as described in the "Collateral Description" section of this Agreement.

Related Documents.  The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED MAY 11, 2017.

GRANTOR:

INTERNATIONAL MEDICATION SYSTEMS, LIMITED

By: ________/s/ JACK Y. ZHANG_____________________ Jack Y. Zhang, CEO of International Medication Systems, Limited	By: ________/s/ WILLIAM J. PETERS_________________ William J. Peters, Chief Financial Officer of International Medication Systems, Limited

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GUARANTOR CONSENT

Borrower:	International Medication Systems, Limited 11570 6th Street Rancho Cucamonga, CA 91730	Lender:	East West Bank Loan Servicing Department 9300 Flair Drive, 6th Floor El Monte, CA 91731

Re:  Loan #30011306

The undersigned ("Guarantor") has executed a Commercial Guaranty dated March 7, 2016, in favor of Lender ("Guaranty").  Guarantor hereby acknowledges its consent to the terms and provisions of the foregoing Change in Terms Agreement/Note and/or Modification Agreement and the transactions contemplated thereby.  Guarantor hereby reaffirms its obligations to Lender under the Guaranty.  Guarantor hereby reaffirms that its obligations under the Guaranty to Lender are separate and distinct from Borrower's obligations to Lender.

Acknowledged and agreed as of May 11, 2017:.

GUARANTOR:

AMPHASTAR PHARMACEUTICALS, INC.

By: ________/s/ JACK Y. ZHANG_____________________ Jack Y. Zhang, CEO of Amphastar Pharmaceuticals, Inc.	By: ________/s/ WILLIAM J. PETERS_________________ William J. Peters, Chief Financial Officer of Amphastar Pharmaceuticals, Inc.

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NOTICE OF FINAL AGREEMENT

Borrower:	International Medication Systems, Limited 11570 6th Street Rancho Cucamonga, CA 91730	Lender:	East West Bank Loan Servicing Department 9300 Flair Drive, 6th Floor El Monte, CA 91731

BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT:  (A) THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES,  (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND  (C) THE WRITTEN LOAN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

As used in this Notice, the following terms have the following meanings:

Loan.  The term "Loan" means the following described loan:  Loan No. 30011306

Loan Agreement.  The term "Loan Agreement" means one or more promises, promissory notes, agreements, undertakings, security agreements, deeds of trust or other documents, or commitments, or any combination of those actions or documents, relating to the Loan, together with any subsequent written modification documents for this Loan evidenced by all Notice of Final Agreements executed in regards to the Loan, and including without limitation the following:

LOAN DOCUMENTS

-  Change in Terms Agreement

-  Modification to the Loan Agreement

-  Guarantor Consent

-  Notice of Final Agreement

-  Commercial Security Agreement

Parties.  The term "Parties" means East West Bank and any and all entities or individuals who are obligated to repay the loan or have pledged property as security for the Loan, including without limitation the undersigned.

Each Party who signs below, other than East West Bank, acknowledges, represents, and warrants to East West Bank that it has received, read and understood this Notice of Final Agreement.  This Notice is dated as of May 11, 2017.

BORROWER:

INTERNATIONAL MEDICATION SYSTEMS, LIMITED

By: ________/s/ JACK Y. ZHANG_____________________ Jack Y. Zhang, CEO of International Medication Systems, Limited	By: ________/s/ WILLIAM J. PETERS_________________ William J. Peters, Chief Financial Officer of International Medication Systems, Limited

GUARANTOR:

AMPHASTAR PHARMACEUTICALS, INC.

By: ________/s/ JACK Y. ZHANG_____________________ Jack Y. Zhang, CEO of Amphastar Pharmaceuticals, Inc.	By: ________/s/ WILLIAM J. PETERS_________________ William J. Peters, Chief Financial Officer of Amphastar Pharmaceuticals, Inc.

GRANTOR:

INTERNATIONAL MEDICATION SYSTEMS, LIMITED

By: ________/s/ JACK Y. ZHANG_____________________ Jack Y. Zhang, CEO of International Medication Systems, Limited	By: ________/s/ WILLIAM J. PETERS_________________ William J. Peters, Chief Financial Officer of International Medication Systems, Limited

LENDER:

EAST WEST BANK

X  ____/s/ REBECCA LEE_________________________

Authorized Signer

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MODIFICATION TO THE LOAN AGREEMENT

Borrower:	International Medication Systems, Limited 11570 6th Street Rancho Cucamonga, CA 91730	Lender:	East West Bank Loan Servicing Department 9300 Flair Drive, 6th Floor El Monte, CA 91731

This MODIFICATION TO THE LOAN AGREEMENT is attached to and by this reference is made a part of the Business Loan Agreement (Loan #30011306) dated March 7, 2016, including all modifications thereto, and executed in connection with a loan or other financial accommodations between Lender and Borrower.

The section entitled "Cross Acceleration" is hereby amended and restated as follows:

Cross Acceleration. In addition to the due dates and maturity date set forth in the Note, all principal and accrued interest and other amounts owed under this Note shall become due in full at such earlier time, if any, the obligations of Borrower to Lender under that promissory note loan number 18700, 28933, 32599, 30011329, 30011277, or 20002400 (as such notes may be amended or extended from time to time) are paid in full.

The section entitled "Financial Statements" is hereby amended and restated as follows:

Financial Statements. Furnish Lender with the following:

Additional Requirements. Borrower understands and agrees that while this Agreement is in effect, Borrower will maintain a financial condition indicated by the following statements at all times, unless otherwise noted:

Borrower Corporate Financial Statements.  As soon as available, but in no event later than one hundred fifty (150) days after the end of each fiscal year, Borrower shall provide Lender with balance sheet, income and expense statements, reconciliation of net worth and statement of cash flows, with notes thereto for the year ended, audited by a certified public accountant satisfactory to Lender.

Borrower Corporate Interim Financial Statements.  As soon as available, but in no event later than sixty (60) days after the end of quarter end (March 31st, June 30th, and September 30th), Borrower shall provide Lender with balance sheet, income and expense statements, reconciliation of net worth and statement of cash flows.

Agings.  Within forty-five (45) days, or sooner, after the end of each quarter, Borrower shall provide Lender with a listing and aging by invoice date of all accounts receivable and all accounts payable in detailed format acceptable to Lender.

Inventory.  Within sixty (60) days, or sooner, after the end of each year, Borrower shall provide Lender with a listing of inventory in detailed format acceptable to Lender.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

The DEFINITION of "Collateral" is hereby amended to read as follows:

"Collateral.  The word "Collateral" means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest or Financial Contract whatsoever, whether created by law, contract, or otherwise."

The DEFINITION of "Indebtedness" is hereby amended to read as follows:

"Indebtedness.  The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents, including any obligations related to any Financial  Contract."

The DEFINITION of "Related Documents" is hereby amended to read as follows:

"Related Documents.  The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, Interest Rate Derivative Documentation, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan."

The following DEFINITIONS are hereby added to the Agreement:

"Financial Contract.  The words "Financial Contract" mean (1) an agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap, bond option, interest rate option, foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing); or (2) any combination of the foregoing.

Interest Rate Derivative Documentation.  The words "Interest Rate Derivative Documentation" mean each trade confirmation, and the international swaps and derivative association master and schedule agreement executed in connection with the Indebtedness."

THIS MODIFICATION TO THE LOAN AGREEMENT IS EXECUTED AS OF MAY 11, 2017.

BORROWER:

INTERNATIONAL MEDICATION SYSTEMS, LIMITED

By: ________/s/ JACK Y. ZHANG_____________________ Jack Y. Zhang, CEO of International Medication Systems, Limited	By: ________/s/ WILLIAM J. PETERS_________________ William J. Peters, Chief Financial Officer of International Medication Systems, Limited

LENDER:

EAST WEST BANK

X  ____/s/ REBECCA LEE_________________________

Authorized Signer

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